Consolidated Statements of Income (Unaudited) For the 3 months ending March 31, 2004 and 2003

	1st Quarter

(in thousands, except per share data)	2004	2003	Change

Operating Revenues
Oil and gas operations	$96,227	$88,519	$7,708
Natural gas distribution	255,202	221,139	34,063

Total operating revenues	351,429	309,658	41,771

Operating Expenses
Cost of gas	138,738	111,972	26,766
Operations & maintenance	53,147	50,817	2,330
DD&A	28,736	28,735	1
Taxes, other than income taxes	24,278	21,520	2,758
Accretion expense	490	494	(4)

Total operating expenses	245,389	213,538	31,851

Operating Income	106,040	96,120	9,920

Other Income (Expense)
Interest expense	(10,318)	(10,822)	504
Other income	862	3,120	(2,258)
Other expense	(1,025)	(3,089)	2,064

Total other expense	(10,481)	(10,791)	310

Income Before Income Taxes	95,559	85,329	10,230
Income tax expense	35,362	32,006	3,356

Income from Continuing Operations	60,197	53,323	6,874

Discontinued Operations, Net of Taxes
Income from discontinued operations	1	673	(672)
Gain (loss) on disposal	(13)	585	(598)

Income (Loss) from Discontinued Operations	(12)	1,258	(1,270)

Net Income	$60,185	$54,581	$5,604

Diluted Earnings Per Share
Continuing operations	$1.65	$1.52	$0.13
Discontinued operations	-	0.04	(0.04)

Net Income	$1.65	$1.56	$0.09

Basic Earnings Per Share
Continuing operations	$1.66	$1.54	$0.12
Discontinued operations	-	0.03	(0.03)

Net Income	$1.66	$1.57	$0.09

Diluted Avg. Common Shares Outstanding	36,566	35,034	1,532

Basic Avg. Common Shares Outstanding	36,173	34,729	1,444

Dividends Per Share	$0.185	$0.18	$0.005

Consolidated Statements of Income (Unaudited) For the 12 months ending March 31, 2004 and 2003

	Trailing 12 Months

(in thousands, except per share data)	2004	2003	Change

Operating Revenues
Oil and gas operations	$360,830	$287,750	$73,080
Natural gas distribution	523,162	449,046	74,116

Total operating revenues	883,992	736,796	147,196

Operating Expenses
Cost of gas	260,589	205,634	54,955
Operations & maintenance	211,380	197,665	13,715
DD&A	116,859	107,326	9,533
Taxes, other than income taxes	65,470	55,034	10,436
Accretion expense	1,886	1,935	(49)

Total operating expenses	656,184	567,594	88,590

Operating Income	227,808	169,202	58,606

Other Income (Expense)
Interest expense	(41,758)	(43,865)	2,107
Other income	6,487	15,195	(8,708)
Other expense	(7,913)	(14,684)	6,771

Total other expense	(43,184)	(43,354)	170

Income Before Income Taxes	184,624	125,848	58,776
Income tax expense	67,484	41,171	26,313

Income from Continuing Operations	117,140	84,677	32,463

Discontinued Operations, Net of Taxes
Income from discontinued operations	301	733	(432)
Gain (loss) on disposal	(1,182)	1,128	(2,310)

Income (Loss) from Discontinued Operations	(881)	1,861	(2,742)

Net Income	$116,259	$86,538	$29,721

Diluted Earnings Per Share
Continuing operations	$3.25	$2.44	$0.81
Discontinued operations	(0.03)	0.05	(0.08)

Net Income	$3.22	$2.49	$0.73

Basic Earnings Per Share
Continuing operations	$3.28	$2.46	$0.82
Discontinued operations	(0.03)	0.05	(0.08)

Net Income	$3.25	$2.51	$0.74

Diluted Avg. Common Shares Outstanding	36,075	34,685	1,390

Basic Avg. Common Shares Outstanding	35,743	34,434	1,309

Dividends Per Share	$0.735	$0.715	$0.02

Selected Business Segment Data (Unaudited) For the 3 months ending March 31, 2004 and 2003

	1st Quarter

(in thousands, except sales price data)	2004	2003	Change

Oil and Gas Operations
Operating revenues
Natural gas	$65,476	$58,096	$7,380
Oil	23,687	22,103	1,584
Natural gas liquids	6,020	6,676	(656)
Other	1,044	1,644	(600)

Total	$96,227	$88,519	$7,708

Production volumes from continuing operations
Natural gas (MMcf)	13,737	13,267	470
Oil (MBbl)	874	851	23
Natural gas liquids (MBbl)	364	375	(11)

Production volumes from continuing ops. (Mmcfe)	21,161	20,620	541
Total sales volume (Mmcfe)	21,161	21,195	(34)

Average sales price from continuing ops.
Natural gas (Mcf)	$4.77	$4.38	$0.39
Oil (barrel)	$27.12	$25.97	$1.15
Natural gas liquids (barrel)	$16.55	$17.83	$(1.28)

Other data
Lease operating expense (LOE)
LOE and other	$17,830	$16,813	$1,017
Production taxes	8,248	7,247	1,001

Total	$26,078	$24,060	$2,018

DD&A	$19,126	$19,810	$(684)
Capital expenditures	$21,444	$53,821	$(32,377)
Exploration expense	$48	$140	$(92)
Operating income	$44,133	$39,175	$4,958

Natural Gas Distribution
Operating revenues
Residential	$176,660	$153,939	$22,721
Commercial and industrial - small	64,601	54,939	9,662
Transportation	11,376	11,131	245
Other	2,565	1,130	1,435

Total	$255,202	$221,139	$34,063

Gas delivery volumes (MMcf)
Residential	15,109	16,060	(951)
Commercial	6,049	6,244	(195)
Transportation	14,598	14,393	205

Total	35,756	36,697	(941)

Other data
Depreciation and amortization	$9,610	$8,925	$685
Capital expenditures	$13,811	$14,959	$(1,148)
Operating income	$62,014	$57,200	$4,814

Selected Business Segment Data (Unaudited) For the 12 months ending March 31, 2004 and 2003

	Trailing 12 Months

(in thousands, except sales price data)	2004	2003	Change

Oil and Gas Operations
Operating revenues
Natural gas	$243,029	$174,120	$68,909
Oil	88,784	84,078	4,706
Natural gas liquids	25,234	24,647	587
Other	3,783	4,905	(1,122)

Total	$360,830	$287,750	$73,080

Production volume from continuing operations
Natural gas (MMcf)	55,903	48,158	7,745
Oil (MBbl)	3,434	3,393	41
Natural gas liquids (MBbl)	1,576	1,705	(129)

Production volumes from continuing ops. (Mmcfe)	85,963	78,748	7,215
Total sales volume (Mmcfe)	86,123	82,106	4,017

Average sales price from continuing ops.
Natural gas (Mcf)	$4.35	$3.62	$0.73
Oil (barrel)	$25.85	$24.78	$1.07
Natural gas liquids (barrel)	$16.01	$14.45	$1.56

Other data
Lease operating expense (LOE)
LOE and other	$68,937	$62,285	$6,652
Production taxes	28,732	22,071	6,661

Total	$97,669	$84,356	$13,313

DD&A	$79,003	$72,949	$6,054
Capital expenditures	$130,961	$337,639	$(206,678)
Exploration expense	$961	$2,067	$(1,106)
Operating income	$158,549	$106,941	$51,608

Natural Gas Distribution
Operating revenues
Residential	$343,659	$293,616	$50,043
Commercial and industrial - small	136,301	111,788	24,513
Transportation	38,494	38,885	(391)
Other	4,708	4,757	(49)

Total	$523,162	$449,046	$74,116

Gas delivery volumes (MMcf)
Residential	26,297	28,124	(1,827)
Commercial	12,368	12,588	(220)
Transportation	55,828	58,986	(3,158)

Total	94,493	99,698	(5,205)

Other data
Depreciation and amortization	$37,856	$34,377	$3,479
Capital expenditures	$56,755	$67,339	$(10,584)
Operating income	$71,662	$63,759	$7,903